Exhibit 99.1

PERIODIC REPORT CERTIFICATION

of the Chief Executive Officer and Chief Financial Officer

I, Douglas S. Harrington, Chief Executive Officer of Specialty Laboratories, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ DOUGLAS S. HARRINGTON

Douglas S. Harrington
Chief Executive Officer
March 18, 2003

I, Frank J. Spina, Chief Financial Officer of Specialty Laboratories, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002:

(1) the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ FRANK J. SPINA

Frank J. Spina
Chief Financial Officer
March 18, 2003